UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Rice Acquisition Corporation 3

(Exact Name Of Registrant As Specified In Its Charter)

Cayman Islands	98-1863122
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

102 East Main Street, Second Story Carnegie, Pennsylvania	15106
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-sixth of one redeemable warrant	New York Stock Exchange
Class A ordinary shares, $0.0001 par value	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289938

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the units (each consisting of one Class A ordinary share, $0.0001 par value, and one-sixth of one redeemable warrant), the Class A ordinary shares and the redeemable warrants (each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50, subject to adjustment) of Rice Acquisition Corporation 3, a Cayman Islands exempted company (the “Registrant”), as set forth under the caption “Description of Securities” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which prospectus will constitute a part of the Registration Statement on Form S-1 (Registration No. 333-289938), initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 29, 2025, as subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, any description of such securities included in any prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 30, 2025	RICE ACQUISITION CORPORATION 3

	By:	/s/ J. Kyle Derham
	Name:	J. Kyle Derham
	Title:	Chief Executive Officer

2